Exhibit 32.1

SRM ENTERTAINMENT INC.

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER PURSUANT TO RULE 13a-14(b) UNDER THE SECURITIES EXCHANGE ACT OF 1934 AND SECTION 1350 OF CHAPTER 63 OF TITLE 18 OF THE UNITED STATES CODE

Each of the undersigned, Brian John and Douglas McKinnon, certifies pursuant to Rule 13a-14(b) under the Securities Exchange Act of 1934 and Section 1350 of Chapter 63 of Title 18 of the United States Code, that (1) this annual report on Form 10-K for the year ended December 31, 2022, of SRM Entertainment, Inc. (the “Company”) fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, and (2) the information contained in this report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: April 1, 2024

/s/ Richard Miller

Richard Miller,
Chief Executive Officer

/s/ Douglas McKinnon

Douglas McKinnon,
Chief Financial Officer